EXHIBIT 1.2

PRICING AGREEMENT

September 4, 2003

A.G. Edwards & Sons, Inc.
Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
    As representatives of the Underwriters
    named in Schedule I hereto

c/o A.G. Edwards & Sons, Inc.
One North Jefferson
St. Louis, Missouri 63103

Ladies and Gentlemen:

     Lincoln National Capital VI, a statutory trust formed under the laws of the State of Delaware (the “Designated Trust”) and Lincoln National Corporation, an Indiana corporation (the “Guarantor”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 4, 2003 (the “Underwriting Agreement”), among the Guarantor and the Designated Trust on the one hand and the Underwriters named in Schedule I hereto, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.

     Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

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     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Underwriters, the Designated Trust and the Guarantor. This Pricing Agreement shall be construed in accordance with the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

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     It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Guarantor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

LINCOLN NATIONAL CORPORATION

By	/s/ James E. Cruickshank

Name: James E. Cruickshank
Title: Second Vice President

LINCOLN NATIONAL CAPITAL VI

By	Lincoln National Corporation, as Depositor

By	/s/ James E. Cruickshank

Name: James E. Cruickshank
Title: Second Vice President

Accepted as of the date hereof:

A.G. Edwards & Sons, Inc. Citigroup Global Markets Inc. Wachovia Capital Markets, LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. Incorporated

As Representatives of the Underwriters Named in Schedule I hereto

By	A.G. EDWARDS & SONS, INC.

On behalf of each of the Underwriters Named in Schedule I hereto

By	/s/ Michael L. Essex

Name: Michael L. Essex
Title: Vice President

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SCHEDULE I

Number of
Designated Securities
Underwriters	to be Purchased

A.G. Edwards & Sons, Inc.	1,100,000
Citigroup Global Markets Inc.	1,100,000
Wachovia Capital Markets, LLC	1,100,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,100,000
Morgan Stanley & Co. Incorporated	1,100,000
ABN AMRO Incorporated	50,000
Banc One Capital Markets, Inc.	50,000
HSBC Securities (USA) Inc.	50,000
J.P. Morgan Securities Inc.	50,000
McDonald Investments Inc.	50,000
NatCity Investments, Inc.	50,000
J.J.B. Hilliard, W.L. Lyons, Inc.	50,000
Quick & Reilly, Inc.	50,000
U.S. Bancorp Piper Jaffray Inc.	50,000
Wells Fargo Securities, LLC	50,000

Total	6,000,000

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SCHEDULE II

Designated Trust:

Lincoln National Capital VI

Title of Designated Securities:

6.75% Trust Preferred Securities, Series F

Aggregate Principal Amount:

Aggregate principal amount of Designated Securities: $150,000,000 (aggregate stated liquidation amount)

Price to Public:

100% of the principal amount of the Designated Securities

Purchase Price by Underwriters:

100% of the principal amount of the Designated Securities

Underwriters’ Compensation:

$0.7875 per Designated Security. Such compensation shall be paid either: (i) by netting such amount against the payment by the Underwriters for such Designated Securities at the applicable Time of Delivery or (ii) in the form of a commission to be paid by or on behalf of the Guarantor by wire transfer of same-day funds at or prior to the applicable Time of Delivery to the account specified in writing to the Guarantor by A.G. Edwards & Sons, Inc. no later than 24 hours prior to such Time of Delivery.

Specified funds for payment of purchase price:

Federal (same-day) funds

Accountants’ Letter to be delivered on date of Pricing Agreement and at Time of Delivery:

Yes.

Trust Agreement:

Amended and Restated Trust Agreement, dated as of September 11, 2003, between the Guarantor and the Trustees named therein.

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Indenture:

Junior Subordinated Indenture dated as of May 1, 1996, between the Guarantor and Bank One Trust Company, National Association (successor in interest to The First Chicago National Bank), as Debenture Trustee.

Guarantee:

Guarantee Agreement, dated as of September 11, 2003, between Guarantor and Guarantee Trustee.

Maturity:

September 11, 2052.

Interest Rate:

6.75%.

Interest Payment Dates:

March 31, June 30, September 30 and December 31. The first interest payment date will be December 31, 2003.

Extension Period:

20 quarters

Redemption Provisions:

The redemption provisions set forth in Section 402 of the Trust Agreement shall apply to the Designated Securities.

Sinking Fund Provisions:

No sinking fund provisions.

First Time of Delivery:

10:00 a.m., New York City time, September 11, 2003.

Closing Location:

Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

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Names and Addresses of Representatives:

A.G. Edwards & Sons, Inc.
Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
    As representatives of the Underwriters
    named in Schedule I hereto

c/o A.G. Edwards & Sons, Inc.
One North Jefferson
St. Louis, Missouri 63103

Name and Address for Notices:

A.G. Edwards & Sons, Inc. One North Jefferson Avenue St. Louis, Missouri 63101 Facsimile: (314) 955-6996 Attention: General Counsel

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